EXHIBIT (A)(2)

                      AGREEMENT OF ASSIGNMENT AND TRANSFER
                   FOR LIMITED PARTNERSHIP INTERESTS IN JONES
                             GROWTH PARTNERS, L.P.


[Name of Owner of Units]                             TAID#  [Number]
[Address]                                            Jones Growth Partners, L.P.
[Address]                                            UNITS OWNED: [Number]
[Town], [State] [Zip Code]

                                                                   Please make
any corrections to name/mailing address in space to the left. I hereby tender to Madison Liquidity Investors 104, LLC, a Delaware limited liability company ("Madison"), the above-described limited partnership interests (the "Units") in Cable TV Fund, 15-A, Ltd., a Colorado limited partnership (the "Partnership"), for $250.00 per Unit in cash (reduced by the amount of (i) any transfer fee payable to the Partnership in respect of the Units tendered hereby and (ii) any cash distributions made to me by the Partnership on or after November 5, 1998) in accordance with the terms and subject to the conditions of Madison's Offer to Purchase as Exhibit (a)(1) to Schedule 14D-1 dated November 5, 1998 (the "Offer to Purchase") and this Agreement of Assignment and Transfer (which, together with the Offer to Purchase and any supplements or amendments, constitutes the "Offer"). I acknowledge that I have received the Offer to Purchase. The Offer will remain open until December 4, 1998, subject to extension at the discretion of Madison. It is understood that payment for the Units tendered hereby will be made by check mailed to me at the address above promptly after the date of the Partnership's confirmation that the transfer of the Units to Madison is effective, subject to Section 4 (Proration) and Section 5 (Withdrawal Rights) of the Offer to Purchase. The Offer is subject to Section 14 (Conditions of the Offer) of the Offer to Purchase.

Subject to, and effective upon, acceptance of this Agreement of Assignment and Transfer and payment for the Units tendered hereby in accordance with the terms and subject to the conditions of the Offer, I hereby sell, assign, transfer, convey and deliver (the "Transfer") to Madison, all of my right, title and interest in and to the Units tendered hereby and accepted for payment pursuant to the Offer and any and all non-cash distributions, other Units or other securities issued or issuable in respect thereof on or after November 5, 1998, including, without limitation, to the extent that they exist, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever distributable or allocable to the Units under the Partnership's limited partnership agreement (the "Partnership Agreement"), (i) unconditionally to the extent that the rights appurtenant to the Units may be transferred and conveyed without the consent of the general partner of the Partnership (the "General Partner"), and (ii) in the event that Madison elects to become a substituted limited partner of the Partnership, subject to the consent of the General Partner to the extent such consent may be required in order for Madison to become a substituted limited partner of the Partnership.


It is my intention that Madison, if it so elects, succeed to my interest as a Substitute Limited Partner, as defined in the Partnership Agreement, in my place with respect to the transferred Units. It is my understanding, and I hereby acknowledge and agree, that Madison shall be entitled to receive all distributions of cash or other property from the Partnership attributable to the transferred Units that are made on or after November 5, 1998, including, without limitation, all distributions of Distributable Cash Flow and Net Cash Proceeds, without regard to whether the cash or other property that is included in any such distribution was received by the Partnership before or after the Transfer and without regard to whether the applicable sale, financing, refinancing or other disposition took place before or after the Transfer. It is my further understanding, and I further acknowledge and agree, that the taxable income and taxable loss attributable to the transferred Units with respect to the taxable period in which the Transfer occurs shall be divided among and allocated between me and Madison as provided in the Partnership Agreement, or in accordance with such other lawful allocation methodology as may be agreed upon by the Partnership and Madison. I represent and warrant that I have the full right, power and authority to transfer the subject Units and to execute this Agreement of Assignment and Transfer and all other documents executed in connection herewith without the joinder of any other person or party, and if I am executing this Agreement of Assignment and Transfer or any other document in connection herewith on behalf of a business or other entity other than an individual person, I have the right, power and authority to execute such documents on behalf of such entity without the joinder of any other person or party.


Subject to Section 5 (Withdrawal Rights) of the Offer to Purchase, I hereby irrevocably constitute and appoint Madison as my true and lawful agent and attorney-in-fact with respect to the Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units; (ii) deliver the Units and transfer ownership of the Units on the Partnership's books maintained by the General Partner; (iii) endorse, on my behalf, any and all payments received by Madison from the Partnership that are made on or after November 5, 1998, which are made payable to me, in favor of Madison or any other payee Madison otherwise designates; (iv) execute a Loss and Indemnity Agreement relating to the Units on my behalf if I fail to include my original certificate(s) (if any) representing the Units with this Agreement; (v) execute on my behalf any applications for transfer and any distribution allocation agreements required by National Association of Securities Dealers Notice to Members 96-14 to give effect to the transactions contemplated by this Agreement;
(vi) receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of the Units; and (vii) direct the General Partner to immediately change the address of record of the registered owner of the transferred Units to that of Madison, as my attorney-in-fact. Madison is further authorized, as part of its powers as my attorney-in-fact with respect to the Units, to commence any litigation that Madison, in its sole discretion, deems necessary to enforce any exercise of Madison's powers as my attorney-in-fact as set forth herein. Madison shall not be required to post bond of any nature in connection with this power of attorney. I hereby direct the Partnership and the General Partner to remit to Madison any distributions made by the Partnership with respect to the Units on or after November 5, 1998. To the extent that any distributions are made by the Partnership with respect to the Units on or after November 5, 1998, that are received by me, I agree to promptly pay over such distributions to Madison. I further agree to pay any costs incurred by Madison in connection with the enforcement of any of my obligations hereunder or my breach of any of the agreements, representations and warranties made by me herein.

I hereby direct the General Partner to immediately change my address of record as the registered owner of the Units to be transferred herein to that of Madison, conditional solely upon Madison's execution of this Agreement.


IF LEGAL TITLE TO THE UNITS IS HELD THROUGH AN IRA OR KEOGH OR SIMILAR ACCOUNT, I UNDERSTAND THAT THIS AGREEMENT MUST BE SIGNED BY THE CUSTODIAN OF SUCH IRA OR KEOGH ACCOUNT. FURTHERMORE, I HEREBY AUTHORIZE AND DIRECT THE CUSTODIAN OF SUCH IRA OR KEOGH TO CONFIRM THIS AGREEMENT.

I hereby represent and warrant to Madison that I (i) have received and reviewed the Offer to Purchase and (ii) own the Units and have full power and authority to validly sell, assign, transfer, convey and deliver to Madison the Units, and that effective when the Units are accepted for payment by Madison, I hereby convey to Madison, and Madison will hereby acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the Units will not be subject to any adverse claim. I further represent and warrant that I am a "United States person," as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.


I hereby release and discharge the General Partner and its officers, shareholders, directors, employees and agents from all actions, causes of action, claims or demands I have, or may have, against the General Partner that result from the General Partner's reliance on this Agreement of Assignment and Transfer or any of the terms and conditions contained herein. I hereby indemnify and hold harmless the Partnership from and against all claims, demands, damages, losses, obligations and responsibilities arising, directly or indirectly, out of a breach of any one or more representations and warranties set forth herein.


All authority herein conferred or agreed to be conferred shall survive my death or incapacity and all of my obligations shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. In addition, I hereby agree not to offer, sell or accept any offer to purchase any or all of the Units to or from any third party while the Offer remains open. Upon request, I will execute and deliver any additional documents deemed by Madison to be necessary or desirable to complete the assignment, transfer and purchase of the Units.

I HEREBY CERTIFY, UNDER PENALTIES OF PERJURY, THAT THE STATEMENTS IN BOX A, BOX C, BOX D AND, IF APPLICABLE, BOX E BELOW ARE TRUE AND CORRECT.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. I waive any claim that any State or Federal court located in the State of Delaware is an inconvenient forum, and waive any right to trial by jury.


                        PLEASE COMPLETE ALL SHADED AREAS
                         SIGN HERE TO TENDER YOUR UNITS

================================================================================
                                      BOX A
   (See Instructions to Complete Agreement of Assignment and Transfer - Box A)

                                                     All
Date:__________________________, 1998  _________________________________________
                                           (If you desire to sell less than
                                           all of your Units, strike "All" and
                                           indicate the number of Units to be
                                           sold)

-----------------------------------    -------------------------------------    ----------------------------------------------------
Your Social Security or                      Your Telephone Number                 Signature of Co-Seller and Medallion Signature
Taxpayer Identification Number                                                                Guarantee (If applicable)

--------------------------------------------------------------------------------
Your Signature and Medallion Signature Guarantee

--------------------------------------------------------------------------------
Custodian Signature and Medallion Signature Guarantee
(REQUIRED IF UNITS HELD IN IRA/KEOGH)

Please note: A Medallion Signature Guarantee is similar to a notary, but is provided by your bank or brokerage house where you have an account.

================================================================================

                                      BOX B
                          MEDALLION SIGNATURE GUARANTEE

                           (Required for all Sellers)
  (See Instructions to Complete Agreement of Assignment and Transfer - Box B)
--------------------------------------------------------------------------------
Name and Address of Bank or Brokerage House:____________________________________
Authorized Signature of Bank or Brokerage House Representative:_________________ Title:__________________________________________________________________________
Name:___________________________________________________________________________
Date: ________, 199_

Please note: A Medallion Signature Guarantee is similar to a notary, but is provided by your bank or brokerage house where you have an account.

================================================================================

                                      BOX C
                               SUBSTITUTE FORM W-9
  (See Instructions to Complete Agreement of Assignment and Transfer - Box C)
--------------------------------------------------------------------------------
     The person signing this Agreement of Assignment and Transfer hereby certifies the following to the Purchaser under penalties of perjury:

          (i) The TIN set forth in the signature box in Box A of this Agreement of Assignment and Transfer is the correct TIN of the Unitholder, or if this box [ ] is checked, the Unitholder has applied for a TIN. If the Unitholder has applied for a TIN, a TIN has not been issued to the Unitholder, and either: (a) the Unitholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (B) THE UNITHOLDER INTENDS TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE (IT BEING UNDERSTOOD THAT IF THE UNITHOLDER DOES NOT PROVIDE A TIN TO THE PURCHASER WITHIN SIXTY (60) DAYS, 31% OF ALL REPORTABLE PAYMENTS MADE TO THE UNITHOLDER THEREAFTER WILL BE WITHHELD UNTIL A TIN IS PROVIDED TO THE PURCHASER); and

          (ii) Unless this box [ ] is checked, the Unitholder is not subject to backup withholding either because the Unitholder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Unitholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Unitholder is no longer subject to backup withholding.

     Note: Place an "X" in the box in (ii) if you are unable to certify that the Unitholder is not subject to backup withholding.
================================================================================

                                      BOX D
                                FIRPTA AFFIDAVIT
  (See Instructions to Complete Agreement of Assignment and Transfer - Box D)
--------------------------------------------------------------------------------
     Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Unitholder's interest in the Partnership, the person signing this Agreement of Assignment and Transfer hereby certifies the following under penalties of perjury:

          (i) Unless this box [ ] is checked, the Unitholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Unitholder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box in Box A of this Agreement of Assignment and Transfer; and (iii) the Unitholder's home address (for individuals) or office address (for non-individuals), is correctly printed (or corrected) on the top of this Agreement of Assignment and Transfer. If a corporation, the jurisdiction of incorporation is ________________________.

     The person signing this Agreement of Assignment and Transfer understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.
================================================================================

                                      BOX E
                               SUBSTITUTE FORM W-8
  (See Instructions to Complete Agreement of Assignment and Transfer - Box E)
--------------------------------------------------------------------------------
     By checking this box [ ], the person signing this Agreement of Assignment and Transfer hereby certifies under penalties of perjury that the Unitholder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Unitholder:

       (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

       (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

       (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker.

================================================================================

AGREED TO AND ACCEPTED:
Madison Liquidity Investors 104, LLC

By:_______________________________________________________

      Madison Liquidity Investors 104, LLC, c/o Gemisys Tender Services,
                 7103 South Revere Parkway, Englewood, CO 80112
                      Tel: 303-705-6390 Fax: 303-705-6276

                                                              Exhibit (a)(3)

MADISON LIQUIDITY INVESTORS 104, LLC
--------------------------------------------------------------------------------

c/o  Gemisys Tender Services o 7103 South Revere Parkway o Englewood, CO 80112 o
Tel: 303.705.6390 o Fax: 303.705.6276

                                                                November 5, 1998

TO UNITHOLDERS IN JONES GROWTH PARTNERS, L.P.

RE: Offer to Purchase Limited Partnership Interests
    -----------------------------------------------

Dear Fellow Investor:

Madison Liquidity Investors 104, LLC ("Madison") is seeking to buy your Limited Partnership Interests (the "Units") in Cable TV Fund 15-A, Ltd. (the "Partnership") for $250.00 per Unit in CASH. This amount will be reduced by the $50.00 transfer fee (per transfer, not per Unit) charged by the Partnership and any cash distributions made by the Partnership on or after November 5, 1998.

WE ARE AN INVESTMENT FIRM WHICH BUYS UNITS IN DOZENS OF UNDERPERFORMING LIMITED PARTNERSHIPS AND ARE NOT AFFILIATED WITH THE PARTNERSHIP NOR THE GENERAL PARTNER(S). We are principals seeking to acquire Units for our investment portfolio only (we are not a matching service or professional broker who resells units). Madison and its affiliates have over $270 million in capital that is committed to paying limited partners for their units. To date, over 45,000 limited partners nationwide in over 250 limited partnerships have chosen to sell their units to us. This has made Madison a leading and reliable choice for limited partnership investors seeking a time and cost efficient liquidity option.

Please consider the following points in evaluating our offer:

o FAST, COMMISSION-FREE SALE. Our offer provides you with the opportunity to immediately sell your Units without the commission costs (generally, up to 10% of the sales price, subject to a $150-$200 minimum commission per trade) paid by the seller in typical secondary market sales. Remember, with secondary market matching services, the process to sell your Units will not even begin until an interested buyer can be found, which cannot be assured and can take days, weeks or even months.

o HISTORICAL PARTNERSHIP PERFORMANCE. The Partnership was closed 9 years ago. You invested $500.00 per Unit and to date an original investor has received no cash distributions. When combined with the remaining net asset value (as estimated by the General Partner) this would represent a negative return on your investment.

o HIGHER PRICE THAN RECENT SALES. Our offer price of $250.00 per Unit is 7.8% higher than the recent secondary market price. The weighted average of the secondary market price of Units sold during the period from June to July 1998 (the most recent period for which information is available) was $231.89 per Unit according to the July/August 1998 issue of The Partnership Spectrum.

o ILLIQUID UNITS. The relative illiquidity of the Units resulting from the absence of a formal trading market means the Units are difficult to sell. In fact, there were only eight sales per month, on average, during the months of June and July 1998 (the most recent period for which information is available) according to the July/August issue of The Partnership Spectrum.

o NEGATIVE IMPACT OF COMPETITION ON THE PARTNERSHIP'S SYSTEM. In its October 21, 1998 definitive proxy statement, the Partnership disclosed it has been marketing the Partnership's systems for sale since 1996. Furthermore, the Partnership stated "during 1996, Ameritech, the regional telephone service provider for Illinois, began construction of cable television systems in certain suburban Chicago communities including communities in the vicinity of the Systems. The growing competition from Ameritech has made the market for cable television properties in the Chicago metropoitan area very soft."

o RISK OF DELAYED SALE. If a majority of the Unitholders in the Partnership do not vote in favor of the sale of the Partnership's System or the necessary regulatory approval is not granted, the Partnership would not be able to consummate the sale on the terms described in the October 21, 1998 definitive proxy statement. Considering the Partnership's statement in the same definitive proxy statement that, "a longer holding period would expose investors to the risk that competition from direct broadcast satellite companies, telephone companies, especially Ameritech, and/or neighboring cable basic and premium services, thereby decreasing the value of the Systems," investors should consider the benefits offered through a cash sale of Units owned, today, versus the aforementioned risks related to the timing and uncertainty of a delayed sale of the System.

o SIMPLIFIED TAX FILING. If you sell your Units now, 1998 will be the final year for which you receive a K-1 tax form from the Partnership, assuming the transfer of your Units is completed by year end. Many investors who have tax professionals prepare their taxes find the cost of filing K-1s to be burdensome, particularly if more than one limited partnership is owned.

o ABILITY TO REDEPLOY SALE PROCEEDS INTO OTHER INVESTMENTS. The decision to sell your Units for cash now would provide you with the ability to redeploy your investment assets into potentially stronger and liquid investments. This could, depending on your individual investment decisions, provide current income and capital appreciation potential, as well as liquidity if needed.

o ELIMINATION OF RETIREMENT ACCOUNT FEES. If you sell your Units now, 1998 could be the final year in which you incur fees for your IRA or retirement account. Due to the lackluster performance and declining value of limited partnership units generally, many custodians will not allow the transfer of limited partnership units into new retirement accounts. While many investors have consolidated their retirement accounts and taken advantage of custodial services offered through discount brokerage firms, they may have had to maintain separate retirement accounts for limited partnership units, because of custodian restrictions on the transfer of such units. Once our cash payment is sent directly to your retirement account, you are free to consolidate your retirement accounts or transfer the funds to a custodian that offers lower fees.

o UNCERTAIN TIMING OF FINAL PARTNERSHIP LIQUIDATION. A sale of all of the assets of a partnership is no guarantee that full liquidation will occur immediately after such sale or shortly thereafter. As stated in the July/August 1998 issue of The Partnership Spectrum, "Long suffering partnership investors rejoicing over the sale of their partnership's assets typically don't realize that it could be months or even years before their partnership is formally dissolved and the final K-1 is mailed out. While warranties and representations made to buyers in connection with asset sales often keep a partnership from dissolving for six to twelve months after the last property has been sold, a lawsuit can require a partnership to stay open for years." Accordingly, to the extent that the Partnership continues to exist after its final asset sale, you will continue to receive a K-1 in each year in which the Partnership continues to exist and there can be no assurance that the Partnership will make cash distributions in each of such years.

Madison will only purchase a maximum of 9.9% of the outstanding Units pursuant to this offer. If more Units are offered to us, we will prorate our purchase ratably to all sellers. You will be paid promptly following (i) receipt of a valid, properly executed Agreement of Assignment and Transfer (see the yellow document enclosed) and (ii) receipt by Madison of the Partnership's confirmation that the transfer of Units has been effectuated, subject to Section 4 (Proration) of the Offer to Purchase. ALL SALES OF UNITS WILL BE IRREVOCABLE BY YOU, SUBJECT TO SECTION 5 (WITHDRAWAL RIGHTS) OF THE OFFER TO PURCHASE.

A COMPREHENSIVE DISCUSSION OF THE TERMS OF THE OFFER CAN BE FOUND IN THE OFFER TO PURCHASE, EXHIBIT (A)(1) TO THE SCHEDULE 14D-1.

If you wish to accept our offer, please complete and MEDALLION SIGNATURE GUARANTEE (this must be done by your broker or a bank where you have an account) the enclosed yellow Agreement of Assignment and Transfer and return it in the enclosed envelope, along with your limited partnership certificate (if one was issued to you and is available).

Our offer will expire at 5:00 p.m., Eastern Standard Time, on December 4, 1998, unless the offer is extended. We encourage you to act promptly.

Please call us at (303)705-6390, or send a fax to (303)705-6276, if you have any questions. Thank you for your consideration of our offer.

Very truly yours,


Madison Liquidity Investors 104, LLC





The price offered hereby may be more or less than prices recently quoted by secondary market matching market services. We believe that transactions through these secondary market services are costly and time consuming, and that the quoted prices often differ from the price a seller actually receives. Therefore, you may prefer to sell to us even at a lower price than otherwise so quoted. We believe that the value of the Units will ultimately be more than the price offered hereby. However, there are numerous risks and uncertainties that may cause our belief to be wrong. If you wish to have us bear those risks and uncertainties, you should consider selling your Units to us. We reserve the right to apply procedural considerations in determining which Units to accept. We may extend the term of our offer at our discretion. At times when a Madison tender offer for Units of the Partnership is not outstanding, affiliates of Madison may purchase Units at negotiated prices which may be more or less than the price offered hereby.

COMMONLY ASKED QUESTIONS AND ANSWERS

WHY WOULD I WANT TO SELL MY UNITS TO MADISON?
Have your original objectives for this investment been met? Are your pleased with the way this investment has performed to date? We have found that most investors are disappointed with the performance of their limited partnership investments. Many investors have been in these investments far longer than originally anticipated and their returns have been disappointing. In addition, the tax reporting requirements for limited partnerships are burdensome and costly, often requiring an accountant to prepare your taxes. Recent requirements by certain states have also increased this burden by requiring limited partners to file state income tax returns, and potentially to pay taxes, in states where a partnership owns properties, regardless of the overall profitability of the partnership.

Many investors feel that selling their limited partnership units will free up funds to pursue more attractive investment options. And unlike limited partnerships, most other investments provide immediate liquidity in the event an investor needs access to his/her funds.

While emotionally difficult to accept, many investors are realizing that not only will original projections never be met on many of these limited partnerships, but, in some cases, original investment capital will never be fully recovered. Thus, a readily available purchase offer for an underperforming investment with an uncertain termination date may be an opportunity worthy of your consideration.

WHY DOES MADISON WANT TO BUY MY UNITS?
Madison purchases units in dozens of underperforming limited partnerships for its own investment portfolio... not for the purposes of reselling the units or matching buyers and sellers, as is the case with secondary market matching services. By agreeing to sell to Madison, you are assuring a sale of your Units, subject to proration rights and other conditions having been met. A secondary market firm cannot assure a sale unless it can locate a buyer who is interested in purchasing your particular Units. Most individual investors are not interested in purchasing limited partnership units for their investment portfolios, so Madison is providing you with a liquidity option that is generally not otherwise readily available.

Unlike other firms that purchase limited partnership units, Madison is typically not interested in acquiring controlling interests in limited partnerships. Furthermore, buying units in a broad portfolio of limited partnerships allows us to diversify our investment portfolio, thus mitigating our risk of purchasing such underperforming investments.

WHAT OTHER OPTIONS ARE AVAILABLE TO ME TO SELL MY UNITS?
NOT MANY! Unlike Madison, secondary market firms will only match buyers and sellers, they do not provide a firm bid, so the only way you can sell your Units through this market is if they can locate an interested buyer. FURTHERMORE, MADISON CHARGES NO COMMISSIONS (SECONDARY MARKET FIRMS GENERALLY CHARGE UP TO 10%, SUBJECT TO A $150 - $200 MINIMUM COMMISSION PER TRADE) AND OUR OFFER PRICE IS OFTEN HIGHER THAN RECENT SECONDARY MARKET PRICES!

HOW DO I SUBSCRIBE TO MADISON'S OFFER AND WHEN WILL I BE PAID?
The purchase process involves several steps. By carefully following the instructions on the enclosed checklist, you are ensuring the fastest possible turnaround time for the sale of your Units. Properly completed Agreements of Assignment and Transfer are forwarded by Madison to the general partner on a weekly basis following the completion of the offer. Most general partners will take approximately four weeks thereafter to confirm the number of Units you own and provide Madison with the effective transfer date. IRA investors should add approximately two weeks because of the additional signatures required from your custodian. Thereafter, you will be promptly paid by Madison.

HOW DID MADISON GET MY NAME?
In every limited partnership in which Madison conducts a tender offer, one of its affiliates is a limited partner, and as such, we are entitled to receive a list of the names and addresses of all of our fellow limited partners or have the General Partner forward this correspondence to you.

WHAT HAPPENS IF I DON'T SELL MY UNITS?
Nothing. If you choose to retain your investment in the Partnership, you will be a limited partner until all its assets and the Partnership have been liquidated. Remember, however, that even if the Partnership had an original anticipated holding period of five, seven or ten years, there is usually nothing requiring liquidation within this time frame. In fact, most limited partnerships can legally continue for up to twenty or thirty years, or longer, from inception.



                IF YOU HAVE ANY ADDITIONAL QUESTIONS,PLEASE CALL:
                      MADISON LIQUIDITY INVESTORS 104, LLC
                           C/O GEMISYS TENDER SERVICES
                                 (303) 705-6390

          INSTRUCTIONS TO COMPLETE AGREEMENT OF ASSIGNMENT AND TRANSFER
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

By checking-off below ALL of the items that pertain to your form of ownership, you are guaranteeing the fastest turnaround time for payment for your Units. Refer to the "Other Common Oversights" section below to make sure you are not forgetting anything that may delay processing.

Upon our receipt of your Agreement of Assignment and Transfer, Madison will evaluate it to determine if it is complete by the General Partner's standards. If your Agreement is incomplete, you will receive a deficiency letter from us that will let you know the additional information that we need to process your sale. Please respond promptly to such request for additional information. YOUR FAILURE TO PROVIDE THIS ADDITIONAL INFORMATION CAN ADD WEEKS TO THE PROCESSING TIME.

1.   BOX A

     -  INDIVIDUAL OWNER/JOINT OWNERS OF RECORD
        [   ]   Sign Agreement (BOTH owners must sign if joint account).
        [   ]   Provide a MEDALLION SIGNATURE GUARANTEE.
        [   ]   Enclose your original limited partnership certificate,
                if available.
        [   ]   Return Agreement to Madison c/o Gemisys Tender Services in
                pre-paid/pre-addressed envelope provided.


     -  IRA INVESTORS
        [   ]   Beneficial owner should sign Agreement.
                Madison will work directly with your Custodian to get the necessary custodial signature/medallion guarantee and we will then forward your check directly to your IRA account.


     -  TRUST, PROFIT SHARING AND PENSION PLANS
        [   ]   Authorized signatory should sign Agreement.
        [   ]   Enclose first, last and other applicable pages of TRUST
                OR PLAN AGREEMENT showing that signor(s) is authorized signatory.


     -  CORPORATIONS
        [   ]   Authorized signatory should sign Agreement.
        [   ]   INCLUDE CORPORATE RESOLUTION showing that signor(s) is
                authorized signatory.


     -  OTHER COMMON OVERSIGHTS
        [   ]   Death Certificates: If the owner of the Units has died,
                please enclose a copy of the Death Certificate and
                evidence of your signature authority.
        [   ]   Letters Testamentary: If you have inherited the Units,
                include a copy of the original owner's DEATH CERTIFICATE and a copy of the LETTERS TESTAMENTARY OR WILL showing that you are the legal owner of the Units.


2. BOX B - MEDALLION SIGNATURE GUARANTEE.

   Required to be signed by your bank or brokerage house only.

3. BOX C - SUBSTITUTE FORM W-9.

   Please check the shaded box in Box C(i) if you do not have a Taxpayer identification Number or Social Security Number ("TIN") but have already applied for a TIN. Please check the shaded box in Box C(ii) if you are subject to the 31% federal tax backup withholding.

4. BOX D - FIRPTA AFFIDAVIT.

   Please check the shaded box in Box D(i) if you are not a U.S. citizen or a resident alien for purposes of U.S. income taxation, or are a foreign corporation, foreign partnership, foreign estate or foreign trust. If the Unitholder is a corporation, please indicate the state of incorporation in the shaded area in Box D(iii).

5. BOX E - FOREIGN PERSONS.

   Please check the shaded box in Box E if you are an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws.

Please note: A Medallion Signature Guarantee is similar to a notary, but is provided by your bank or brokerage house where you have an account.

               IF YOU HAVE ANY ADDITIONAL QUESTIONS, PLEASE CALL:
                      MADISON LIQUIDITY INVESTORS 104, LLC
                           C/O GEMISYS TENDER SERVICES
                                 (303) 705-6390

       Madison Liquidity Investors 104, LLC, c/o Gemisys Tender Services,
                 7103 South Revere Parkway, Englewood, CO 80112
                      Tel: 303-705-6390 Fax: 303-705-6276

                                                                EXHIBIT (a)(4)

                             ENVELOPE COPY FOLLOWS

                                                     [BAR CODE]
                                                                  --------------
                                                                    NO POSTAGE
                                                                     NECESSARY
                                                                     IF MAILED
                                                                      IN THE
                                                                   UNITED STATES
                                                                  --------------
        ---------------------------------------------------       ==============
           BUSINESS REPLY MAIL                                    ==============
           FIRST CLASS MAIL  PERMIT NO. 273  ENGLEWOOD, CO        ==============
        ---------------------------------------------------       ==============
           POSTAGE WILL BE PAID BY ADDRESSEE                      ==============
                                                                  ==============
              MADISON LIQUIDITY INVESTORS                         ==============
              C/O GEMISYS TENDER SERVICES                         ==============
              7103 S REVERE PKWY                                  ==============
              ENGLEWOOD, CO 80112-9523

                                                     [BAR CODE]

o Did you remember to sign and notarize or signature medallion guarantee the Agreement?

o Did you provide your social security number or tax id number and telephone number?

o    Did you make any necessary corrections to your name and address?

o    Did all of the unitholders/shareholders or record sign the yellow
     Agreement?

If you are interested in selling other public and private Limited Partnership Units, please call Investment Services of America, an affiliate of Madison Liquidity Investors at 800 750-0064 or fill in the information below and return this form in the envelope provided. Investment Services of America purchases units in over 300 limited partnerships as well as other types of securities. ISA offers fast, commission free service.

Please list the full name of any Limited Partnerships or other securities and number of units or shares which you would like to sell. Visit our website:
Ipliquidity.com

___________________#Units/Shares owned ________ indicate type:
                   Partnership / Bond / Stock / Other


___________________#Units/Shares owned ________ indicate type:
                   Partnership / Bond / Stock / Other


___________________#Units/Shares owned ________ indicate type:
                   Partnership / Bond / Stock / Other


___________________#Units/Shares owned ________ indicate type:
                   Partnership / Bond / Stock / Other


___________________#Units/Shares owned ________ indicate type:
                   Partnership / Bond / Stock / Other


Please indicate the most convenient method that ISA may use to contact you.
[ ] Home Telephone
(_____) ___-____


[ ] Office Telephone
(_____) ___-____


[ ] Fax
(_____) ___-____


[ ] E-Mail
________________
Indicate Address


[ ] Regular Mail
___________________
___________________
___________________
___________________


Best time to contact you:
  Morning_____________
  Afternoon___________
  Evening_____________
  Weekend_____________